SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 27, 2005
Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Asset Purchase Agreement with Laureate Pharma

On December 27, 2005, Discovery Laboratories, Inc. (the “Company”) entered into an Asset Purchase Agreement with Laureate Pharma, Inc., a wholly-owned subsidiary of Safeguard Scientifics, Inc., whereby the Company agreed to purchase Laureate’s manufacturing operations in Totowa, New Jersey for $16 million in cash. The transaction closed on December 30, 2005. Since October 2003, Laureate has been the Company’s manufacturer pursuant to the terms of the Technology Transfer and Manufacturing Agreement, dated October 3, 2003, as amended, between the parties.

The assets purchased by the Company include an assignment of Laureate’s rights as tenant under the lease for the Totowa facility, which consists of approximately 21,000 square feet in a building located at 710 Union Boulevard, Totowa, New Jersey. The leased property is specifically designed for the production of sterile pharmaceuticals in compliance with current Good Manufacturing Practice (cGMP) requirements. The lease provides for annual rental payments of approximately $150,000 through the end of the lease term in December 2014. The lease is subject to customary terms and conditions and contains an early termination option, first beginning in December 2009. The early termination option can only be exercised by the landlord upon a minimum of two years’ prior notice, subject to certain conditions, and upon payment of significant early termination amounts to the Company, starting with $8 million in 2009 and decreasing by $2 million per year through 2013.

The Company will continue to employ a majority of the employees currently employed at the facility, including approximately 16 employees that are members of a labor union. The Company has entered into an agreement with the union to enter into a separate collective bargaining arrangement with respect to such union employees that will terminate in December 2009. Laureate has agreed to a two-year non-solicitation covenant regarding employees that remain at the Totowa facility.

The foregoing description of the transaction does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference. The Asset Purchase Agreement has been filed in order to provide investors and the Company’s stockholders with information regarding its terms and in accordance with applicable rules and regulations of the Securities and Exchange Commission. Pursuant to the Asset Purchase Agreement, each of the Company and Laureate made customary representations, warranties and covenants and agreed to indemnify each other for certain losses arising out of breaches of such representations, warranties, covenants and other specified matters. The representations, warranties and covenants that were made by the parties to and solely for the benefit of each other and any expressly intended third party beneficiaries in the context of all of the terms and conditions of the Asset Purchase Agreement and in the context of the specific relationship between the parties. Accordingly, investors and stockholders should not rely on the representations, warranties and covenants. Furthermore, investors and stockholders should not rely on the representations, warranties and covenants as characterizations of the actual state of facts or continuing intentions of the parties, since they were only made as of the date of the Asset Purchase Agreement. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s reports or other filings with the Securities and Exchange Commission.

In connection with this transaction, the Company will incur a $17 million charge to research and development expense in the fourth quarter of 2005.

On December 30, 2005, in connection with the closing of the acquisition, the Company drew down $2.4 million from its capital equipment lease financing arrangement with General Electric Capital Corporation.

The press release, dated December 28, 2005, announcing the Asset Purchase Agreement, is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Acceleration of Stock Options

On December 27, 2005, pursuant to and in accordance with the recommendation of the Compensation Committee of the Board of Directors of the Company, the Board of Directors approved full acceleration of vesting of certain unvested stock options granted under the Company’s Amended and Restated 1998 Stock Incentive Plan that are held by employees and officers of the Company and that have an exercise price of $9.02 or greater. Options to purchase approximately 1,050,706 shares of the Company’s common stock are subject to this acceleration, including options to purchase approximately 984,749 shares of common stock held by employees at or above the level of Vice President. This accelerated vesting became effective as of December 27, 2005.

The Board of Directors decided to accelerate the vesting of these “out-of-the-money” options primarily to minimize certain future compensation expense that the Company would otherwise recognize in its consolidated statements of operations with respect to these options pursuant to Financial Accounting Standards Board Statement No. 123 (revised 2004), “Share-Based Payment” (“FASB 123(R)”) which becomes effective as to the Company for reporting periods beginning after December 31, 2005. The Company believes that the aggregate future compensation expense that will be eliminated as a result of the acceleration of the vesting of these options is approximately $7,240,049, calculated in accordance with FASB 123(R) (of which approximately $6,574,444 is attributable to options held by employees at or above the level of Vice President).

In connection with the accelerated vesting, holders of accelerated options to purchase an aggregate of 1,018,831 shares of common stock or 97% of the total options subject to vesting acceleration, including each affected employee at or above the level of Director, will enter into written “lock-up” agreements with the Company to refrain from selling shares acquired upon the exercise of such accelerated options (other than shares needed to cover the exercise price and satisfy withholding taxes) until the date on which the exercise would have been permitted under the option’s pre-acceleration vesting terms or, in certain circumstances, the employee’s last day of employment or upon a “change in control” (as such term may be defined in any applicable agreement between the individual and the Company), if such last date of employment or “change in control” is earlier.

Item 1.02.    Termination of a Material Definitive Agreement.

On December 30, 2005, the Technology Transfer and Manufacturing Agreement, dated October 3, 2003, by and between the Company and Laureate, which provided that Laureate would manufacture Surfaxin® for the Company, was terminated in connection with the closing of the Company’s purchase of the Laureate manufacturing operations in Totowa, New Jersey, as described above in Item 1.01 of this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

10.1	Asset Purchase Agreement, dated as of December 27, 2005, by and between Laureate Pharma, Inc. and Discovery Laboratories, Inc.*

99.1	Press release, dated December 28, 2005

* Exhibits and schedules to the Asset Purchase Agreement are not filed. The Company will furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company's filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By:	/s/ Robert J. Capetola
Name: Robert J. Capetola, Ph.D.
Title: President and Chief Executive Officer

Date: January 3, 2006